UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2026

RANGE IMPACT, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Park Avenue, Suite 400
Cleveland, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 304-6556

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	RNGE	OTCQB

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

JV Entity Operating Agreement

On July 1, 2026, Range Sky View Land, LLC (“Range Sky”), a wholly owned indirect subsidiary of Range Impact, Inc. (the “Company”) and Time Complexity WV, LLC, a West Virginia limited liability company (“Time Complexity WV”), entered into an Operating Agreement (the “Operating Agreement”) to form Time Complexity Appalachia, LLC, a West Virginia limited liability company (the “JV Entity”). Pursuant to the Operating Agreement, Range Sky and Time Complexity WV each own a fifty percent (50%) membership interest in the JV Entity. The JV Entity, directly or through one or more special purpose subsidiaries, intends to develop a power generation and data center facility at the Fola mine site in West Virginia (the “Project”).

Pursuant to the Operating Agreement, the JV Entity is managed by a three-person Board of Managers (the “Board of Managers”). Range Sky and Time Complexity WV are each entitled to appoint one manager, and the third manager is appointed by mutual agreement of Range Sky and Time Complexity WV. Except as otherwise provided in the Operating Agreement, actions of the Board of Managers require the approval of a majority of the managers then in office. Certain specified matters require the unanimous approval of all managers. In addition, certain fundamental actions -- including the commencement of bankruptcy or dissolution proceedings, the sale of all or substantially all of the JV Entity’s assets or business, and amendments to the Operating Agreement -- require the unanimous consent of the Board of Managers and the members of the JV Entity at the time of such amendment. Distributions, if any, shall be made to members on a pro rata basis in accordance with their respective membership interests. The Operating Agreement does not require members to make any initial cash capital contributions to the JV Entity. Any future capital requirements of the JV Entity may be funded through loans made by the members, on such terms as may be agreed upon from time to time in accordance with the Operating Agreement. Any such loans shall be secured by the assets of the JV Entity and will rank pari passu, with each lending member entitled to its pro rata share of the collateral and repayment proceeds.

The Operating Agreement contains other terms, covenants, representations and warranties that are customary for a transaction of this nature.

The foregoing description of the Operating Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Operating Agreement attached hereto as Exhibit 10.1.

Warrant

On July 1, 2026, in connection with the transactions referenced in this Current Report, the Company issued a Common Stock Purchase Warrant (“Warrant”) to Time Complexity WV pursuant to which Time Complexity WV, upon the terms and subject to the limitations on exercise and the conditions set forth therein, is entitled to purchase up to 14,500,000 shares of the Company’s common stock. The Warrant has a seven-year term. One-third of the Warrant shall vest upon the occurrence of each one of the following three (3) milestones: (i) the public announcement by the State of West Virginia of its support for the Project; (ii) the receipt by the JV Entity of a written report prepared by an independent party confirming that the Project is technically and commercially feasible; and (iii) the execution by the JV Entity (or any of its subsidiaries) of one or more binding agreements relating to the Project, including, without limitation, agreements with respect to engineering, development, financing, construction, operations, power supply, compute infrastructure, data center tenancy, or other commercialization (the “Commercialization Milestone”), in each case as more particularly described in the Warrant. If the Commercialization Milestone is achieved prior to the other milestones, the Warrant will vest in full. Time Complexity WV will have 120 days to exercise the vested Warrant following achievement of the applicable milestone(s). The exercise price per share of common stock under the Warrant is $0.40, subject to adjustments for stock dividends, splits, and other combinations. The Warrant and any underlying Warrant Shares that have not yet vested shall automatically fully vest upon the consummation of a Fundamental Transaction (as defined in the Warrant) or in the event of the liquidation, dissolution, or winding up of the Company during the Warrant’s term.

In addition to the above terms, the Warrant also contains customary representations, warranties, and covenants for a transaction of this nature.

The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Warrant attached hereto as Exhibit 10.2.

Option to Lease Agreement

On July 1, 2026, in connection with the foregoing transactions, Range Sky entered into an Option to Lease Agreement with the JV Entity (the “Option Agreement”) which includes as an exhibit a form Ground Lease Agreement (the “Lease”).

Pursuant to the Option Agreement, Range Sky has granted the JV Entity, for nominal consideration, an option to lease certain real property located in West Virginia for a term of five (5) years (the “Option Period”). The Option Period may be extended for an additional one (1) year period if the JV Entity is diligently pursuing the Project using good faith commercially reasonable efforts. The JV Entity may exercise the option by delivering written notice to Range Sky during the Option Period (the “Exercise Notice”) which notice shall include the following: (i) a detailed description and property map of the property that the JV Entity desires to lease (the “Leased Premises”) with reasonable specificity, (ii) the JV Entity’s intended use of the Leased Premises, and (iii) the name of any third-party user of the Leased Premises and the agreed upon terms for the use thereof (which may be in the form of a memorandum of understanding, letter of intent, term sheet, or similar document) with reasonably sufficient detail ((i) – (iii) collectively, “Lease Conditions”). Range Sky shall have no obligation to enter into a Lease with the JV Entity after receiving an Exercise Notice until the Lease Conditions have been satisfied in Range Sky’s sole discretion. The option is non-transferable, except in connection with a transaction involving the sale of all or substantially all of the JV Entity’s assets to any third-party entity or to any third-party entity into which the JV Entity may be merged or combined where the JV Entity is not the surviving entity.

The Lease will provide for nominal annual rent on a triple net basis, pursuant to which the JV Entity will be responsible for all costs and expenses relating to the Leased Premises including, without limitation, real estate taxes, insurance, maintenance, development, and construction. The Leased Premises will be delivered and accepted on an “as is” basis.

The initial term of the Lease will be twenty (20) years, with four (4) successive renewal options of five (5) years each. Subject to the satisfaction of specified conditions, including the procurement of financing and the JV Entity’s readiness to commence construction of the Project, the JV Entity will have an option to purchase the Leased Premises at a price of $10,000 per acre. Range Sky will retain approval rights with respect to construction plans.

The JV Entity will be prohibited from assigning the Lease or subletting the Leased Premises, except in connection with a transaction involving the sale of all or substantially all of its assets. The Lease will also include customary protections for mortgage lenders, including cure rights and certain rights in connection with termination of the Lease following a default by the JV Entity.

The foregoing descriptions of the Option Agreement and Lease do not purport to be complete and are qualified in their entirety by reference to the full text of the form of the Option Agreement attached hereto as Exhibit 10.3.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 3.02 in its entirety.

On July 1, 2026, the Company issued Time Complexity WV a warrant to purchase up to 14,500,000 shares of the Company’s common stock. The Warrant has a seven-year term. One-third of the Warrant shall vest upon the occurrence of each of the following three (3) milestones: (i) the public announcement by the State of West Virginia of its support for the Project; (ii) the JV Entity obtaining a written report from an independent party confirming that the Project is technically and commercially feasible; and (iii) the execution by the JV Entity (or any of its subsidiaries) of one or more binding agreements relating to the Project, including, without limitation, agreements with respect to engineering, development, financing, construction, operations, power supply, compute infrastructure, data center tenancy, or other commercialization (the “Commercialization Milestone”), in each case as more particularly described in the Warrant. If the Commercialization Milestone is achieved prior to the other milestones, the Warrant will vest in full. Time Complexity WV will have 120 days to exercise the vested Warrant following achievement of the applicable milestone(s). The exercise price per share of common stock under the Warrant is $0.40, subject to adjustments for stock dividends, splits, and other combinations. The Warrant and any underlying Warrant Shares that have not yet vested shall automatically fully vest upon the consummation of a Fundamental Transaction (as defined in the Warrant) or in the event of the liquidation, dissolution, or winding up of the Company during the Warrant’s term.

The issuance of the Warrant is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) as a transaction by an issuer not involving a public offering under Section 4(a)(2) of the Securities Act and under Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). The Company made this determination based on the representations of Time Complexity WV in the Warrant, including, but not limited to, Time Complexity WV’s representation that it is an “accredited investor” within the meaning of Rule 501 of Regulation D and that it had access to full and complete information about the Company and its investment.

Item 8.01 Other Events.

Press Release

On July 1, 2026, the Company issued a press release disclosing the transactions reflected in this Current Report. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 8.01 (including Exhibit 99.1) is furnished pursuant to Item 8.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Portions of this Current Report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different due to a number of factors. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about significant risks that may impact the Company is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov. The Company is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Operating Agreement, dated July 1, 2026, by and among Range Sky View Land, LLC, Time Complexity WV, LLC, and Time Complexity Appalachia, LLC.

10.2	Warrant, dated July 1, 2026, between Range Impact, Inc. and Time Complexity WV, LLC.

10.3	Option to Lease Agreement, dated July 1, 2026, between Range Sky View Land, LLC and Time Complexity Appalachia, LLC.

99.1	Press Release, dated July 1, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE IMPACT, INC.

Dated: July 1, 2026	By:	/s/ Michael Cavanaugh
	Name:	Michael Cavanaugh
	Title:	Chief Executive Officer

EXHIBIT INDEX

10.1	Operating Agreement, dated July 1, 2026, by and among, Range Sky View Land, LLC, Time Complexity WV, LLC, and Time Complexity Appalachia, LLC.

10.2	Warrant, dated July 1, 2026, between Range Impact, Inc. and Time Complexity WV, LLC.

10.3	Option to Lease Agreement, dated July 1, 2026, between Range Sky View Land, LLC and Time Complexity Appalachia, LLC.

99.1	Press Release, dated July 1, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)